Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation of ARC Document Solutions, Inc. of our report dated February 23, 2023 relating to the consolidated financial statements appearing in this Form 10-K for the year ended December 31, 2023.

/s/ ArmaninoLLP
San Ramon, California

February 29, 2024